Firstgold Expects Northwest to Withdraw From Investment Agreement

December 21st, 2009, Toronto - Firstgold Corp. (TSX:FGD, FGOC.Pk)

Firstgold has been advised by Northwest Non Ferrous International Investment Company Ltd. (“Northwest”) that they will withdraw their application to the Committee of Foreign Investment in the United States (CFIUS) today and will not proceed with their investment in Firstgold. As discussed in the Firstgold press release on December 18th, CFIUS has determined through their investigation that serious, significant and consequential national security issues existed resulting in its disapproval of the proposed transaction between Northwest and Firstgold . In particular they highlighted the proximity of Firstgold’s properties in proximity to the Fallon Naval Air Station and related facilities. CFIUS had considered several mitigation possibilities and concluded that none would sufficiently resolve the national security issues. This withdrawal of the CFIUS Application ends the CFIUS review process and eliminates the need to refer the CFIUS decision to the President.

“We are very disappointed to receive this news but not surprised. Northwest had thought they were making a simple investment in a mining property and had not anticipated getting involved in what became a contentious national security issue. We are not sure of Northwest’s next step as in addition to the arrangement with Firstgold they have a separate agreement to purchase the secured debt in our company from our secured lenders. We are not sure how their CFIUS withdrawal will affect that agreement. In light of these developments Firstgold has had preliminary talks with other interested parties looking at investing in or acquiring Firstgold and we will now focus our attention on those opportunities. ” commented Terry Lynch Firstgold CEO.

Firstgold has spent $16 million over the last 24 months developing a processing facility at Relief Canyon, located outside Lovelock Nevada, on the site of the previously producing Pegasus Gold Mine. Additional information about Firstgold Corp. can be found by visiting its web site at www.firstgoldcorp.com

Safe Harbor Statement

The matters discussed in this release contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended that involve risks and uncertainties. Although Firstgold Corp. believes that the expectations reflected in such forward-looking statements are reasonable, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Firstgold Corp. cautions investors that any forward-looking statements made by Firstgold Corp. are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those reflected in forward-looking statements include, but are not limited to, risks and uncertainties regarding the actual mineralization of Firstgold Corp.’s mining properties, the unproven nature of and potential changes to Firstgold Corp.’s business model, the risk that the capital and other resources that Firstgold Corp. will need to exploit its business model will not be available, and the risks discussed in Firstgold Corp.’s

Form 10-K and in Firstgold Corp.’s 10-Qs and in Firstgold Corp.’s other filings with the Securities and Exchange Commission.

Cautionary Note to U.S. Investors -The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms on this website (or press releases), such as “measured,” “indicated,” and “inferred” “resources,” which the SEC guidelines strictly prohibit U.S. registered companies from including in their filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our reports filed with the SEC which may be secured from the SEC, or from their website at http://www.sec.gov/edgar.html

Website: www.FirstgoldCorp.com

Investor Relations Jeff Forster – jeff@parkcap.com